

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1714




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $50,000,000             ORIGINAL ISSUE DATE:            May 22, 1998


CUSIP NUMBER:           59018S H64              STATED MATURITY DATE:           May 22, 2000


INTEREST CALCULATION:                           DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                  /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                  / / 30/360
(FIXED INTEREST RATE):                          / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                       / / COMMERCIAL PAPER RATE
/ / CMT RATE                                    / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                  / / CD RATE
/x/ FEDERAL FUNDS RATE                          / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                            DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                              LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                               LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                   MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.190%                  MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  TBD                     SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Daily commencing May 22, 1998 through the Maturity Date, subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 22nd of August, November, February and May, commencing August
                        22, 1998 through the maturity date, subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 21, 1998

